UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2010

UNIONTOWN ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52560	98-0441419
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

314 – 837 West Hastings Street, Vancouver, BC V6C 3N6
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (604) 642-6410

Intelbahn Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 7.01	Regulation FD Disclosure

On December 29, 2010, Intelbahn Inc. (the “Company”, “we” “us”) filed a certificate of change with the Nevada Secretary of State to give effect to a forward split of the Company’s authorized, issued and outstanding shares of common stock on a two (2) new for one (1) old basis. This change became effective on December 31, 2010, and consequently the Company’s authorized capital increased from 4,500,000,000 to 9,000,000,000 shares of common stock and the Company’s issued and outstanding shares of common stock increased from 35,750,000 to 71,500,000 shares of common stock, all with a par value of $0.001. The Company’s preferred stock remained unchanged.

Also on December 29, 2010, the Company filed articles of merger with the Nevada Secretary of State to change name of the Company to “Uniontown Energy Inc.”, to be effected by way of a merger with its wholly-owned subsidiary Uniontown Energy Inc., which was created solely for the name change. The name change took effect on December 31, 2010 as well and our new name is now Uniontown Energy Inc.

The forward split and name change has become effective with the Over-the-Counter Bulletin Board at the opening of trading on December 31, 2010 under the new symbol “UTOGD”. The “D” on the trading symbol will be removed 20 days after December 31, 2010. The new CUSIP number is 16891A 105.

Item 9.01	Financial Statements and Exhibits

3.1	Articles of Merger filed with the Nevada Secretary of State on December 29, 2010.

3.2	Certificate of Change filed with the Nevada Secretary of State on December 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIONTOWN ENERGY INC.

/s/ Terry Fields
Terry Fields
President and Director

Date: January 4, 2011